BY LAWS OF
                     THE DIANA CORPORATION


                           ARTICLE I
                            Offices

     SECTION 1. REGISTERED OFFICE. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.


     SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                           ARTICLE II
                    Meetings of Stockholders

     SECTION 1. PLACE OF MEETINGS. Meetings of stockholders for any purpose may be held at such place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2. ANNUAL MEETING. The board of directors may fix the date, time and place of the annual meeting of stockholders, but if no such date, time and place is fixed by the board of directors for any calendar year, the annual meeting for such calendar year, commencing with the year 1980, shall be held at the executive offices of the corporation on the fourth Tuesday in June if not a legal holiday, and if a legal holiday, then on the next business day following at 10:00 a.m., local time. At each annual meeting the stockholders shall elect directors and transact such other business as may properly be brought before the meeting. (Amended January 22, 1980)

     SECTION 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless prescribed by statute, may be called by the Chairman of the Board, the Secretary, or the Board of Directors. (Amended April 11, 1988)

     SECTION 4. WRITTEN NOTICE. Written notice of the annual meeting and each special meeting of stockholders stating the place, date and hour of the meeting, and in the case of a special meeting stating the purpose or purposes for which the special meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Whenever the language of a proposed resolution is included in a written notice of a meeting of stockholders the resolution may be adopted at such meeting with such clarifying or other amendments as do not enlarge its original purpose without

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further notice to stockholders not present in person or by proxy at such meeting.

     SECTION 5. LIMITATION ON BUSINESS TRANSACTED. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     SECTION 6. VOTING LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 7. QUORUM. The holders of issued and outstanding stock entitled to cast a majority of the total number of votes which may be cast thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders except as otherwise provided by statute or by the Certificate of Incorporation. Treasury shares shall not be counted in determining the total number of outstanding shares for voting purposes at any given time. If, however, such quorum shall not be so present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be so present or represented. At such adjourned meetings at which a quorum shall be present in person or represented by proxy, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 8. MAJORITY CONTROL. When a quorum is present at any meeting, the vote of the holders of stock having a majority of the voting power present in person or represented by proxy at such meeting shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

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     SECTION 9.  VOTING POWER.  Every stockholder of record, except a holder of stock which has been called for redemption and with respect to which an irrevocable deposit of funds has been made, shall have the right, at every stockholders' meeting, to such a vote for every share, and to such a fraction of a vote with respect to every fractional share, of stock of the corporation registered in his name on the books of the corporation as may be provided in the Certificate of Incorporation, and to one vote for every share, and to a fraction of a vote equal to every fractional share, of stock of the corporation registered in his name on the books of the corporation if no express provision for voting rights is made in the Certificate of Incorporation. Treasury stock shall not be voted, directly or indirectly, at any meeting of stockholders or be counted in connection with the expression of consent or dissent to corporate action in writing without a meeting.

     SECTION 10. PROXIES. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney in fact and filed with the Secretary of the corporation.
A proxy, unless coupled with an interest sufficient in law to support an irrevocable power and stated to be irrevocable, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the corporation. No unrevoked proxy shall be valid after three years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death of incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the corporation.

     SECTION 11. ACTION WITHOUT A MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent of stockholders shall be given to those stockholders who have not consented thereto in writing.

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                          ARTICLE III
                           DIRECTORS

             SECTION 1.  GENERAL POWERS AND NUMBER

     The business and affairs of the Company shall be managed by its Board of Directors. The directors shall be divided into 3 classes; the term of office of the directors of the 1st class to expire at the Annual Meeting of Shareholders to be held in 1988; that of the 2nd class to expire at the Annual Meeting of Shareholders to be held in 1989; and that of the 3rd class to expire at the Annual Meeting of Shareholders to be held in 1990. At each annual meeting starting in 1988, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the 3rd succeeding annual meeting. The number of directors of the Company shall be seven (Amended September 27, 1991). This number of directors may be changed only by the affirmative vote of (i) the holders of at lease 75% of the shares of the corporation entitled to vote on such change, or (ii) a majority of the directors in office at the time of the vote. When the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to make all classes as nearly equal in number as possible. (Amended April 11, 1988)

                      SECTION 2. VACANCIES

     A director may be removed from office only for cause, and only by affirmative vote of a majority of the shares entitled to vote for the election of such director, taken at a meeting of shareholders called for that purpose. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the Company in a matter of substantial importance to the Company, and such adjudication is no longer subject to direct appeal. A director may resign at any time by filing his written resignation with the Secretary of the Company.

     Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the expiration of the term of that class of directors in which the vacancy exists by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors.

     All nominations for election to the Board of Directors, including any nomination to fill a vacancy (whether created by an increase in the number of directors, a resignation of a Director,

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or otherwise) other than those made by the remaining directors then in office, must be made at a meeting of stockholders called for the election of directors. (Amended April 11, 1988)

          SECTION 3. [BLANK]  (AMENDED APRIL 11, 1988)





               Meetings of the Board of Directors

     SECTION 4. PLACE OF MEETINGS. The board of directors may hold meetings, both regular and special, either within or without the State of Delaware.

     SECTION 5. ANNUAL MEETING. The first meeting of each newly elected board of directors shall be held in the same place as the annual meeting of stockholders immediately following such meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

     SECTION 6. REGULAR MEETINGS WITHOUT NOTICE. Regular meetings of the board of directors may be held without notice at such date, time and place as shall from time to time be determined by resolution of the board.

     SECTION 7. SPECIAL MEETINGS. Special meetings of the board of directors may be called by the Chief Executive Officer or the Secretary, and shall be called by the Chief Executive Officer or the Secretary upon the written request of any two or more directors. Notice of the date, time and place of such meetings shall be served upon or telephoned to each director at least 24 hours, or mailed (postage prepaid) or telegraphed, cable or telexed (charges prepaid) to each director at his address as shown on the books of the corporation at least 48 hours prior to the time of the meeting.

     SECTION 8. QUORUM. At all meetings of the board a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting

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from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 9. ACTION WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws:

          (a) Unanimous Consent. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the board or committee.

          (b) Telephone Conferences. Members of the board of directors or any committee designated by the board, may participate in a meeting of the board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

              Committees of the Board of Directors

     SECTION 10. EXECUTIVE COMMITTEE. The board of directors may, by resolution passed by a majority of the whole board, designate an Executive Committee consisting of the Chief Executive Officer and not less than three other directors which, during intervals between meetings of the board of directors, shall have and may exercise all of the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall have no power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property or assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation, or to declare a dividend, authorize the issuance of stock or fill vacancies on the board of directors. The board of directors may also designate one or more directors as alternate members of the Executive Committee who may replace any absent or disqualified member at any meeting of the Executive Committee. The board of directors may, at any time, by resolution passed by a majority of the whole board, limit the exercise of the foregoing powers by the Executive Committee, or suspend the operations of the Executive Committee.

     Three members shall constitute a quorum for the transaction of business. The Chief Executive Officer shall act as chairman of the Executive Committee, shall preside at all meetings of the Executive

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Committee and shall appoint one person (who need not be a member)
to act as secretary at each meeting of the Executive Committee. In the absence of the Chief Executive Officer, or in the event of his disability or refusal to act, such other member of the Executive Committee as the Executive Committee or the board of directors shall designate shall preside at meetings of the Executive Committee. Meetings of the Executive Committee may be called by the Chief Executive Officer or any two members of the Executive Committee. Notice of any meeting of the Executive Committee shall be sufficient if given in the same manner as notice of a special meeting of the board of directors.

     The Executive Committee shall keep regular minutes of its meetings. The acting secretary of each meeting of the Executive Committee shall furnish to the Secretary of the corporation (when not the same person) a true and correct copy of the proceedings of such meeting and the Secretary of the corporation shall thereupon record such proceedings in the minute book of the corporation.

     SECTION 11. OTHER COMMITTEES OF DIRECTORS. In addition to the Executive Committee, the board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, except that the Audit Committee may consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation, or a revocation of a dissolution, or amending the By-Laws, of the corporation; and, unless the resolution, By-Laws, or Certificate of Incorporation expressly so provide, no such committee shall have power of authority to declare a dividend or to authorize the issuance of stock or to fill vacancies on the board of directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     Unless otherwise provided by the board of directors, a majority of the members of any committee appointed by the board of directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Any such committee shall, subject to any rules

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prescribed by the board of directors, prescribe its own rules for calling, giving notice of and holding meetings and its method of procedure at such meetings. (Amended June 23, 1981).

     SECTION 12. RECORD OF PROCEEDINGS. Each committee shall keep regular written minutes of its meetings and actions taken by it and report the same to the board of directors when required.

                         Directors Fees

     SECTION 13. FEES. Each director and member of a committee of directors shall be paid such reasonable fee, if any, as shall be fixed by the board of directors for each meeting of the board of directors or committee of directors which he shall attend and may be paid such other compensation for his services as a director or member as may be fixed by the board of directors. No such payment shall preclude any director or member from serving the corporation in any other capacity and receiving compensation therefor.


                           ARTICLE IV
                            Notices

     SECTION 1. FORM OF NOTICES. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director, any member of a committee of directors or any stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director, member or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to any director or any member of a committee of directors may also be given by telex, cable or telegram and such notice shall be deemed to be given when delivered to the telegraph company or transmitted by the teletype as the case may be.

     SECTION 2. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a written waiver thereof, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purpose of, any regular of special meeting of the stockholders, directors or members of a committee of directors need be specified in the waiver of notice unless so required by the Certificate of Incorporation.

     Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a

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meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.


                           ARTICLE V
                            Officers

     SECTION 1. NUMBER. The officers of the corporation, except those elected by delegated authority pursuant to Section 3 of this Article, shall be chosen by the board of directors and shall include a Chief Executive Officer, a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. The board of directors may also choose a Vice Chairman of the Board, a Chief Financial Officer, one or more Executive Vice Presidents, one or more Senior Vice Presidents, a Controller and one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provided.

     SECTION 2. ELECTION AND TERM OF OFFICE. The board of directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer and a Chairman of the Board from among the directors, and shall choose a President, one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the board. The officers of the corporation, except those elected by delegated authority pursuant to Section 3 of this Article, shall be elected annually by the board of directors, and each such officer shall hold his office until his successor shall have been elected and qualified, or until his earlier death, resignation, or removal.

     SECTION 3. SUBORDINATE OFFICERS, COMMITTEES AND AGENTS. The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as it shall deem necessary or appropriate, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these By-Laws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

     SECTION 4. SALARIES. The salaries of all officers, employees and agents of the corporation who are elected or appointed by the board of directors shall be fixed from time to time by the board of directors or by such officer or committee as may be designated by the board of directors. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect

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such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 3 of this Article. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the corporation.

     SECTION 5. RESIGNATIONS. Any officer or agent may resign at any time by giving written notice to the board of directors, or to the Chief Executive Officer or the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 6. REMOVAL. Any officer, committee, employee or other agent of the corporation may be removed, either for or without cause, by the board of directors or by the officer or committee which elected or appointed such officer, committee or other agent whenever in the judgment of the board or of such officer or committee the best interests of the corporation will be served thereby.

     SECTION 7. VACANCIES. Any vacancy occurring in any office of the corporation because of death, resignation, removal, disqualification, or any other cause, shall be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 3 of this Article, as the case may be, and if the office is one for which these By-Laws prescribe a term, shall be filled for the unexpired portion of the term.

     SECTION 8. GENERAL POWERS. All officers of the corporation as between themselves and the corporation, shall, respectively, have such authority and perform such duties in the management of the property and affairs of the corporation as may be determined by resolution of the board of directors, or in the absence of controlling provisions in a resolution of the board of directors, as may be provided in these By-Laws.

     SECTION 9. EXECUTION OF DOCUMENTS. The Chief Executive Officer, the Chairman of the Board, the Vice Chairman of the Board and the President shall each have the power and authority to sign and execute, in the name of the corporation, bonds, mortgages and other contracts and instruments, under the seal of the corporation or otherwise, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or these By-Laws to some other officer, employee or agent of the corporation.

     SECTION 10. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the board of directors and stockholders and, in the absence of the President or in the event

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of his inability or refusal to act, shall perform the duties and exercise the powers of the President. The Chairman of the Board shall also perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     SECTION 11. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board shall, in the absence of the Chairman of the Board or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Chairman of the Board, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     SECTION 12. PRESIDENT. The President shall be an executive officer of the corporation and, in the absence of the Vice Chairman of the Board or in the event of his inability or refusal to act, shall perform the duties and exercise the powers of the Vice Chairman of the Board. The President shall also perform such other duties and exercise such other powers as the board of directors may from time to time prescribe.

     SECTION 13. CHIEF EXECUTIVE OFFICER. Either the Chairman of the Board, the Vice Chairman of the Board or the President may be the Chief Executive Officer of the corporation, and the board of directors shall from time to time designate which of such officers shall be the Chief Executive Officer. The Chief Executive Officer shall have general and active management control of the business of the corporation, shall see that all orders and resolutions of the board of directors are carried into effect and shall have general supervision and direction of all other officers of the corporation. The Chief Executive Officer shall also perform such other duties and have such other powers as the board of directors may from time to time prescribe. In the event of the absence of the Chief Executive Officer or of his inability or refusal to act, the Chairman of the Board or the Vice Chairman of the Board or the President (whoever does not hold the office of Chief Executive Officer), in the order designated by the board of directors, shall perform the duties and exercise the powers of the Chief Executive Officer.

     SECTION 14. EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS AND VICE PRESIDENTS. The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents shall perform such duties and have such other powers as the board of directors of the Chief Executive Officer may from time to time prescribe.

     SECTION 15. SECRETARY. The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders, record all the proceedings of all such meetings in a book to be kept for that purpose and shall perform like duties for the standing committees when requested. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other

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duties and have such other powers as the board of directors or the
Chief Executive Officer may from time to time prescribe. He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature of such Assistant Secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     SECTION 16. ASSISTANT SECRETARIES. In the absence of the Secretary or in the event of his inability or refusal to act, the Assistant Secretary (or in the event there be more than one, the Assistant Secretaries in the order designated by the board of directors, or in the absence of any designation, then in the order of their election) shall perform the duties and exercise the powers of the Secretary. The Assistant Secretaries shall also perform such other duties and exercise such other powers as the board of directors or the Chief Executive Officer may from time to time prescribe.

     SECTION 17. CHIEF FINANCIAL OFFICER. The Chief Financial Officer of the corporation shall, under the direction and supervision of the Chief Executive Officer, supervise and manage the financial affairs of the corporation. He shall have direct supervision and direction of all other officers, employees and agents of the corporation who are involved primarily in the conduct of the financial affairs of the corporation. He shall also perform such other duties and have such other powers as the board of directors or the Chief Executive Officer may from time to time prescribe.

     SECTION 18. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors, the Chief Executive Officer or the Chief Financial Officer. The Treasurer shall render to the Chief Executive Officer, the Chief Financial Officer and the board of directors, at its regular meetings, or otherwise when the board of directors so requests, an account of all his transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall also perform such other duties and have such other powers as the board of directors, the Chief Executive Officer or the Chief Financial Officer may from time to time prescribe.

     SECTION 19. ASSISTANT TREASURERS. In the absence of the Treasurer or in the event of his inability or refusal to act, the Assistant Treasurer (or in the event there be more than one, the Assistant Treasurers in the order designated by the board of

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

directors, or in the absence of any designation, then in the order of their election) shall exercise the powers and perform the duties of the Treasurer. The Assistant Treasurers shall also perform such other duties and exercise such other powers as the board of directors, the Chief Executive Officer or the Chief Financial Officer may from time to time prescribe.

     SECTION 20. PERFORMANCE BOND OF TREASURER AND ASSISTANT TREASURERS. If required by the board of directors, the Treasurer and each Assistant Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     SECTION 21. CONTROLLER. The Controller shall plan and direct corporate accounting and control policies and procedures and shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the Chief Financial Officer, the Treasurer and the board of directors, at its regular meetings, or otherwise when the board of directors so requests, an account of all his transactions as Controller and of the financial condition of the corporation.

     SECTION 22. ASSISTANT CONTROLLERS. In the absence of the Controller or in the event of his inability or refusal to act, the Assistant Controller (or in the event there be more than one, the Assistant Controllers in the order designated by the board of directors, or in the absence of any designation, then in the order of their election) shall perform the duties and exercise the powers of the Controller. The Assistant Controllers shall also perform such other duties and have such other powers as the board of directors, the Chief Executive Officer and the Chief Financial Officer may from time to time prescribe.


                           ARTICLE VI
                      Certificate of Stock

     SECTION 1. CERTIFICATES. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the Chairman of the Board, the Vice Chairman of the Board, the President or an Executive, Senior or other Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such holder in the corporation.

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

     SECTION 2. CLASSES OF STOCK - DESIGNATION. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other rights, if any, of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     SECTION 3. FACSIMILE SIGNATURES. When a certificate is countersigned (1) by a transfer agent other than the corporation or its employees, or (2) by a registrar other than the corporation or its employees, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     SECTION 4. TRANSFER OF STOCK. The transfer of shares of stock and certificates representing shares of stock shall be governed by Article 8 of the Uniform Commercial Code as adopted and in effect in the State of Delaware. Whenever any transfer of shares of stock shall be made for collateral security, and not absolutely, if the transferor and transferee request the corporation to do so when the certificates representing the shares are presented for transfer, the fact that the transfer is being made for collateral security shall be expressed in the entry for transfer.

     SECTION 5. LOST, STOLEN, OR DESTROYED CERTIFICATES. The corporation shall issue a new stock certificate in the place of any certificate previously issued when the holder of record of the certificate:

          (a) Claim. Makes proof in affidavit form that it has been lost, destroyed, or wrongfully taken;

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

          (b) Timely Request. Requests the issuance of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;

          (c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the corporation may direct, to indemnify the corporation, its transfer agents and registrars against any claim that may be made on account of the alleged loss, destruction, or theft or the certificate; and

          (d) Other Requirements. Satisfies any other reasonable requirements imposed by the corporation.

     When a certificate has been lost, apparently destroyed, or wrongfully taken and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, and the corporation registers a transfer of the shares represented by such certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer or for a new certificate.

     SECTION 6. FIXING RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     SECTION 7. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of stock to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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

                          ARTICLE VII
                       General Provisions

     SECTION 1. FISCAL YEAR. Each fiscal year of the corporation shall end on March 31st of each year. (Amended March 7, 1997)

     SECTION 2. SEAL. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 3. AMENDMENTS. These By-Laws may be altered or repealed at any meeting of the stockholders or of the Board of Directors without a meeting as respectively provided in Section 11 of Article II and Section 9 or Article III; provided, however, that
Article II, Section 3, and Article III, Sections 1 and 2, and
Article VII, Section 3 may be amended or repealed only by an affirmative vote of not less than seventy-five percent (75%) of the shares present or represented at an Annual or Special Meeting of the Stockholders at which a quorum is in attendance. (Amended April 11, 1988)


                          ARTICLE VIII

     SECTION 1. MISCELLANEOUS. Unless otherwise ordered by the board of directors, the Chief Executive Officer, the Chairman of the Board, the Vice Chairman of the Board, the President, any Executive, Senior or other Vice President, or the Secretary, in person or by proxy or proxies appointed by any of them, shall have full power and authority on behalf of the corporation to vote, act and consent with respect to any shares of stock issued by other corporations which the corporation may own or as to which the corporation otherwise has the right to vote, act or consent.


                           ARTICLE IX
                        Indemnification

     SECTION 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was serving as a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other
enterprise,   against   expenses  (including   attorneys'    fees),

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

judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. The corporation shall indemnify any person who becomes a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was serving as a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except in such cases as involve gross negligence or willful misconduct in the performance of his duties.

     SECTION 3. Expenses incurred by a director, officer, employee or agent of the corporation in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of such person to repay such amounts unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as provided in these By-Laws.

     SECTION 4. The indemnification provided by these By-Laws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 5. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or

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

officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and any resulting expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to so indemnify him under the provisions of these By-Laws.
(Amended August 1, 1982)


                           ARTICLE X
        Indemnification Saving Clause and Retroactivity

     SECTION 1. The invalidity or unenforceability of any provision in Article IX, in whole or in part, shall not affect the validity or enforceability of the affected provision to the full extent permitted by law to be enforceable, nor of the remaining provisions of that Article IX.

     SECTION 2. The indemnification provided in Article IX shall be retroactive in application ab initio of the corporation.
(Amended August 1, 1982)

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